Exhibit 3.11

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number
[signature] Ross Miller Secretary of State State of Nevada	20070093837-29
	Filing Date and Time: 02/08/2007 2:51 PM
	Entity Number: E0091632007-5

Articles of Organization Limited-Liability Company

(PURSUANT TO NRS 86)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Limited-Liability Company:** (must contain approved limited-liability company wording; see instructions)	Mesquite Health Holdings LLC Check box if a Series Limited-Liability Company ☐
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	ALBRIGHT STODDARD WARNICK ALBRIGHT Name 801 S. Rancho Dr., Suite D-4 — Las Vegas — Nevada 89106 (MANDATORY) Physical Street Address — City — Zip Code (OPTIONAL) Mailing Address — City — State — Zip Code
3. **Dissolution Date:** (OPTIONAL; see instructions)	Latest date upon which the company is to dissolve (if existence is not perpetual):
4. **Management:**	Company shall be managed by ☒ Manager(s) **OR** ☐ Members (check only one box)
5. **Name and Address of each Manager or Managing Member:** (attach additional page if more than 3)	The Ensign Group, Inc. Name 27101 Puerta Real, Suite 450 — Mission Viejo — CA — 92691 Address — City — State — Zip Code Name Address — City — State — Zip Code Name Address — City — State — Zip Code
6. **Name, Address and Signature of Organizer:** (attach additional page if more than 1)	William H. Stoddard, Jr. — X [signature: William H. Stoddard Jr.] Name — Signature 801 S. Rancho Dr., Suite D-4 — Las Vegas — NV — 89106 Address — City — State — Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named limited-liability company. X [signature: William H. Stoddard Jr.] — February 8, 2007 Authorized Signature of R.A. or On Behalf of R.A. Company — Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State Form LLC Arts 2007
Revised on 01/01/07

Exhibit 3.11

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4520

(775) 684-5708

Website: www.nvsos.gov

*091201*

Amendment to Articles of Organization

(PURSUANT TO NRS 86.221)

Filed in the office of Ross Miller Secretary of State State of Nevada

Document Number 20140344910-08

Filing Date and Time 05/09/2014 10:45 AM

Entity Number E0091632007-5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Organization For a Nevada Limited-Liability Company (Pursuant to NRS 86.221)

1. Name of limited-liability company:

Mesquite Health Holdings LLC

2. The company is managed by: X Managers OR Members

(check only one box)

3. The articles have been amended as follows: (provide article numbers, if available)*

4. Management: Company shall be managed by Members.

5. Name and Address of Member: The Ensign Group, Inc., a Delaware corporation, 27101 Puerta Real, Suite 450, Mission Viejo, CA 92691

4. Effective date and time of filing: (optional) Date: Time: (must not be later than 90 days after the certificate is filed)

5. Signature (must be signed by at least one manager or by a managing member):

THE ENSIGN GROUP, INC.

X By: a Delaware corporation, its sole member By: EVP

Signature

* 1) If amending company name, it must contain the words “Limited-Liability Company,” “Limited Company,” or “Limited,” or the abbreviations “Ltd.,” “L.L.C.,” or “L.C.,” “LLC” or “LC.” The word “Company” may be abbreviated as “Co.”

2) If adding managers, provide names and addresses.

FILING FEE: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 86.221 DLLC Amendment Revised: 8-31-11

INITIAL/ANNUAL LIST OF MANAGERS OR MANAGING MEMBERS AND STATE BUSINESS LICENSE APPLICATION OF:

MESQUITE HEALTH HOLDINGS LLC

NAME OF LIMITED-LIABILITY COMPANY

ENTITY NUMBER: E0091632007-5

100401

FOR THE FILING PERIOD OF FEB, 2014 TO FEB, 2015

USE BLACK INK ONLY - DO NOT HIGHLIGHT

****YOU MAY FILE THIS FORM ONLINE AT www.nvsilverflume.gov****

☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: Read instructions before completing and returning this form.

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20140487508-49
	Filing Date and Time: 07/07/2014 6:19 AM
	Entity Number: E0091632007-5

(This document was filed electronically.)

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Print or type names and addresses, either residence or business, for all manager or managing members. A **Manager, or if none, a Managing Member** of the LLC must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional managers or managing members, attach a list of them to this form.
3. Return completed form with the fee of $125.00. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.
4. State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. **Ordering Copies:** If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. **A copy fee of $2.00 per page** is required for **each additional copy** generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing.

ANNUAL LIST FILING FEE: $125.00 LATE PENALTY: $75.00 (if filing late) BUSINESS LICENSE FEE: $200.00 LATE PENALTY: $100.00 (if filing late)

CHECK ONLY IF APPLICABLE AND ENTER EXEMPTION CODE IN BOX BELOW

☐ Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. Exemption code: ☐

NOTE: If claiming an exemption, a notarized Declaration of Eligibility form must be attached. Failure to attach the Declaration of Eligibility form will result in rejection, which could result in late fees.

NRS 76.020 Exemption Codes
- 001 - Governmental Entity
- 005 - Motion Picture Company
- 006 - NRS 680B.020 Insurance Co.

NAME				MANAGER OR MANAGING MEMBER
CTR PARTNERSHIP, L.P.				
ADDRESS	CITY	STATE	ZIP CODE	
27101 PUERTA REAL, SUITE 400 , USA	MISSION VIEJO	CA	92691	

NAME				MANAGER OR MANAGING MEMBER
ADDRESS	CITY	STATE	ZIP CODE	

NAME				MANAGER OR MANAGING MEMBER
ADDRESS	CITY	STATE	ZIP CODE	

NAME				MANAGER OR MANAGING MEMBER
ADDRESS	CITY	STATE	ZIP CODE	

None of the managers or managing members identified in the list of managers and managing members has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of a manager or managing member in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X WILLIAM WAGNER

Title: CHIEF FINANCIAL OFFICER

Date: 7/7/2014 6:19:43 AM

Signature of Manager, Managing Member or Other Authorized Signature

Nevada Secretary of State List ManorMem
Revised: 8-8-13